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                                                                   Exhibit 23.01





                          INDEPENDENT AUDITORS' CONSENT



Partnership Policy Committee
Northern Border Partners, L.P.:


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-63566, File No. 72323, and File No. 333-101469) and on
Form S-8 (File No. 333-66949 and File No. 72696) of our report dated January 23, 2003, with respect to the consolidated balance sheets of Northern Border Partners, L.P. and Subsidiaries (the Partnership) as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, cash flows, and changes in partners' equity for each of the years in the three-year period ended December 31, 2002 included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002 and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the Partnership's adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangibles.

                                  /s/ KPMG LLP


March 27, 2003
Omaha, Nebraska